Filed Pursuant to Rule 424(b)(3)
Registration No: 333-206868

PROSPECTUS

ACCELERIZE INC.

1,287,000 Shares

Common Stock

This prospectus relates to the offer for sale of up to 1,287,000 shares of common stock, par value $0.001 per share, of Accelerize Inc. by the selling stockholders named herein. We are not offering any securities pursuant to this prospectus. The shares of common stock offered by the selling stockholders consist of 1,287,000 shares of common stock underlying warrants (the “Warrants”) issued in connection with our private placement which closed on August 19, 2015 (the “August 2015 Private Placement”).  We will not receive any proceeds from the sales of these shares of our common stock by the selling stockholders. We may, however, receive proceeds upon the exercise of the Warrants held by the selling stockholders. See “Use of Proceeds” below.

Our common stock is quoted on the OTCQB Venture Marketplace (“OTCQB”), under the symbol “ACLZ”. On September 21, 2015, the closing price of our common stock was $ 0.47.

The sale and distribution of the common stock offered hereby may be effected in one or more transactions that may take place on the OTCQB, including ordinary brokers’ transactions, through privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders.

Investing in our common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2015.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

As used in this prospectus, the terms “we”, “us” and “our” mean Accelerize Inc. and our wholly-owned United Kingdom subsidiary Cake Marketing UK Ltd., unless otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Our Company

We own and operate CAKE, and getcake.com, a marketing technology that provides a comprehensive suite of innovative marketing intelligence tools. Our powerful software-as-a service (“SaaS”) is an enterprise solution that has been an industry standard for affiliate networks, advertisers, publishers and agencies to measurably improve and optimize digital spend. We currently have over 500 customers driving billions of consumer actions monthly through the CAKE enterprise platform.

The CAKE SaaS proprietary marketing platform is used by some of the world’s leading companies and largest customer-base of enterprise affiliate marketing networks and advertisers. CAKE’s solutions are based on reliable, feature rich technology and are bolstered by the industry’s leading customer service and top tier technology partners-assuring the highest level of uptime.

We are a Delaware corporation formed on November 22, 2005. Our principal offices are located at 20411 SW Birch Street, Suite 250, Newport Beach, CA 92660, our telephone number is (949) 515-2141 and our corporate website address is www.accelerize.com. The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive technical reference only.

The Offering

Common stock offered by the Selling Stockholders:	Up to 1,287,000 shares of common stock.

Common stock outstanding as of the date of this prospectus:	65,059,540 shares of common stock.

Terms of the offering:	The selling stockholders will determine when and how they sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Use of proceeds:

We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. To the extent proceeds are received upon exercise of the Warrants by the selling stockholders, we will receive up to approximately $1,698,840, which proceeds we intend to use for general corporate purposes.  See “Use of Proceeds.”

OTCQB symbol:	Our common stock is listed on the OTCQB under the symbol “ACLZ”.

Risk factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves significant risks. You should carefully consider the risk factors set forth below, those contained in any prospectus supplement and those contained in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, before you decide to invest in our common stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our common stock could decline as a result of any of these risks. You could lose all or part of your investment in our common stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

The price of and volume in trading of our common stock has and may continue to fluctuate significantly.

Our common stock has been publicly traded since January 2008. The price of our common stock and the trading volume of our shares are volatile and have in the past fluctuated significantly. There can be no assurance as to the prices at which our common stock will trade in the future or that an active trading market in our common stock will be sustained in the future. The market price at which our common stock trades may be influenced by many factors, including but not limited to, the following:

●     our operating and financial performance and prospects, including our ability to achieve and sustain profitability in the future;
●     investor perception of us and the industry in which we operate;
●     the availability and level of research coverage of and market making in our common stock;
●     changes in earnings estimates or buy/sell recommendations by analysts;
●     sales of our newly issued common stock or other securities associated with our shelf registration statements, including in this offering, or the perception that such sales may occur;
●     general financial and other market conditions; and
●     changing and recently volatile domestic and international economic conditions.

In addition, shares of our common stock and the public stock markets in general, have experienced, and may continue to experience, extreme price and trading volume volatility. These fluctuations may adversely affect the market price of our common stock and a stockholder's ability to sell their shares into the market at the desired time or at the desired price.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including any shares of common stock issued upon exercise of the Warrants, could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, no cash dividends on our shares of common stock have been declared or paid by us and we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC, and the trading market in our common stock is limited.  This makes transactions in our common stock cumbersome and may reduce the value of your shares.

The SEC has adopted Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, SEC Rule 15g-9 requires:

●     that a broker-dealer approve a person's account for transactions in penny stocks; and

●     the broker-dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker-dealer must:

●     obtain financial information and investment experience objectives of the person; and

●     make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●     sets forth the basis on which the broker-dealer made the suitability determination; and

●     that the broker-dealer received a signed, written statement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in its market value.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Anti-takeover provisions under our charter documents and Delaware law could delay or prevent a change of control and could also limit the market price of our stock.

Our certificate of incorporation and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. The following are examples of provisions which are included in our certificate of incorporation, as amended, and bylaws:

●     provide our board of directors with the authority, without prior stockholder approval, to designate and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

●     provide our board of directors, or our chairman of the board, or holders of shares entitled to cast not less than ten percent of the votes at the meeting, with the authority to call special meetings of the stockholders;

●     provide our board of directors with the ability to alter our bylaws without stockholder approval;

●     provide our board of directors with the exclusive authority to fix the number of directors constituting the whole board of directors; and

●     provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference contain forward-looking statements within the meaning of the federal securities laws regarding our business, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus, any prospectus supplement and the documents we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus, any prospectus supplement and the documents we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, any prospectus supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, any prospectus supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

We would receive proceeds upon the exercise of the Warrants held by the selling stockholders. If all such Warrants are exercised in full for cash the proceeds would be approximately $1,698,840. Proceeds, if any, received from the exercise of such Warrants will be used for working capital. No assurances can be given that any of such Warrants will be exercised.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the Warrants issued in the August 2015 Private Placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares of common stock for resale from time to time.

The Warrants entitle the holders to purchase up to 1,287,000 shares of our common stock. The Warrants are immediately exercisable and expire on August 18, 2020. The Warrants have an initial exercise price equal to $1.32 per share which is subject to adjustment for stock splits, stock dividends, combinations or similar events. The Warrants may be exercised for cash, provided that, if six months following the issuance date of the Warrants there is no effective registration statement available registering the shares of common stock underlying such Warrants, the Warrants may be exercised on a cashless basis.

In connection with the August 2015 Private Placement, we granted registration rights related to the shares of common stock underlying the Warrants. We were required to file the registration statement of which this prospectus forms a part for the resale of these shares within 30 days following the closing date of the August 2015 Private Placement and to cause such registration statement to be declared effective within 90 days following of such initial closing date (or 120 days following the closing date if the SEC determines to review the registration statement). We are required to keep such registration statement effective for a period ending on the earlier of (i) the second anniversary of the closing date of the August 2015 Private Placement, (ii) the date on which all shares of common stock underlying the Warrants may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or any successor rule during any three-month period without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or (iii) such time as all shares of common stock underlying the Warrants have been sold pursuant to the registration statement or Rule 144. We are required to make certain payments to the holders of the Warrants if we fail to meet our registration obligations.

The table below lists the selling stockholders and other information regarding the selling stockholders’ ownership of shares of our common stock, including shares of our common stock underlying the Warrants received in the August 2015 Private Placement. The second column lists the total number of shares of common stock owned by each selling stockholder, including the number of shares of common stock underlying the Warrants held by each selling stockholder, as of September 9, 2015, assuming the exercise of all of the Warrants held by the selling stockholders on that date. The third column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The table below sets forth information as of September 9, 2015, to our knowledge, about the ownership of our common stock, including shares of our common stock underlying the Warrants received in the August 2015 Private Placement, by the selling stockholders both before and immediately after this offering.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock Offered by this Prospectus (2)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (3)
Blue Clay Capital Master Fund Ltd. (4)	480,000	180,000	300,000	*
Burguete Investment Partnership, L.P. (5)	552,000	132,000	420,000	*
Intracoastal Capital, LLC (6)	238,110	120,000	118,110	*
Iroquois Capital Investment Group LLC (7)	70,000	30,000	40,000	*
Iroquois Master Fund Ltd. (8)	105,000	45,000	60,000	*
Kirkwood Capital Partners, LLC (9)	227,087	120,000	107,087	*
Midsummer Small Cap Master, Ltd. (10)	797,240	300,000	497,240	*
Point Capital, Inc. (11)	160,000	60,000	100,000	*
PVAM Perlus Microcap Fund LP (12)	1,480,000	180,000	1,300,000	1.9%
V3 Capital Partners LLC (13)	320,000	120,000	200,000	*
Total	4,429,437	1,287,000	3,142,437	4.8%

*) Less than 1%

(1)

The number of shares owned prior to resale by each selling stockholder includes (i) all shares of common stock held by such selling stockholder and (ii) the shares of common stock issuable upon exercise of the Warrants. No other securities have been included in this column.

(2)	Represents shares of common stock underlying the Warrants purchased in the August 2015 Private Placement.

(3)	Based upon 65,059,540 shares of common stock outstanding as of September 9, 2015.

(4)

Adam Wright, Gary Kohler and Brian Durst collectively control Blue Clay Capital Management, LLC (“Blue Clay”), the investment manager of the selling stockholder, and together exercise voting and investment power with regard to the securities held by Blue Clay Capital Master Fund Ltd. Each of Blue Clay, Mr. Wright, Mr. Kohler and Mr. Durst disclaims beneficial ownership of the shares owned by the selling stockholder.

(5)	This stockholder has represented to us that James J. Tiampo is the natural person with voting and investment power over these shares of common stock.

(6)

This stockholder has represented to us that Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manger of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the common stock being registered hereunder in the ordinary course of business, and at the time of the acquisition of the common stock and Warrants described herein, Intracoastal did not have any arrangements or understandings with respect to any person to distribute such securities.

(7)	This stockholder has represented to us that Joshua Silverman and Richard Abbe are the natural persons with voting and investment power over these shares of common stock.

(8)

This stockholder has represented to us that Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd. (“IMF”). Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by IMF.

(9)	This stockholder has represented to us that Jeffrey D. Solomon is the natural person with voting and investment power over these shares of common stock.

(10)	This stockholder has represented to us that Joshua Thomas is the natural person with voting and investment power over these shares of common stock.

(11)	This stockholder has represented to us that Richard Brand and Eric Weisblum are the natural persons with voting and investment power over these shares of common stock.

(12)

This stockholder has represented to us that James Boucherat and David LaSalle are the natural persons with voting and investment power over these shares of common stock. The general partner, PVAM Limited, and the investment manager, Pacific View Asset Management (UK) LLP, of this stockholder are indirectly owned by Condor Trading LP, a Delaware limited partnership. Condor Trading is also the parent entity and majority owner of BTIG, LLC, a U.S. registered broker-dealer and one other U.S. registered broker-dealer and is the ultimate parent entity of non-U.S. broker-dealers registered in the United Kingdom, Singapore, Hong Kong and Australia. The shares of common stock and Warrants were acquired in the ordinary course of business and at the time of the acquisition, the stockholder did not have any plans or proposals, directly or with any other person, to distribute these securities.

(13)	This stockholder has represented to us that Scot Cohen is the natural person with voting and investment power over these shares of common stock.

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholders a total of 1,287,000 shares of common stock which are issuable upon exercise of the Warrants. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we may receive up to $1,698,840 upon the exercise of all of the Warrants by the selling stockholders. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may sell their shares of common stock subject to the following:

●

all of a portion of the shares of common stock beneficially owned by the selling stockholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the OTCQB, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

●	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;

●

some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling stockholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares;

●

in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock; and

●	in connection with any other sales or transfers of common stock not prohibited by law.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling stockholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statements of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-deals or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock including, without limitation, SEC filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling stockholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related warrant purchase agreement or will be entitled to contribution. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, passed upon the validity of the common stock offered hereby. A member of this firm owns an aggregate of 557,551 shares of our common stock and warrants to purchase 52,500 shares of our common stock.

EXPERTS

The consolidated financial statements as of December 31, 2014 and 2013, for each of the two years in the period ended December 31, 2014 incorporated in this prospectus by reference to the Annual Report on Form 10-K have been so incorporated in reliance on the report of RBSM LLP, an independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “Investor Relations,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.accelerize.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the common stock.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

 INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)     Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on March 19, 2015;

(2)     Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2015, as filed with the SEC on May 11, 2015, and for the fiscal quarter ended June 30, 2015, as filed with the SEC on August 13, 2015;

(3)     Our Current Reports on Form 8-K, as filed with the SEC on June 30, 2015, July 22, 2015, July 30, 2015 and August 14, 2015; and

(4)     The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 9, 2007, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at 20411 SW Birch Street, Suite 250, Newport Beach, CA 92660, Attention: General Counsel, (949) 515-2141.

1,287,000 Shares

Common Stock

PROSPECTUS

The date of this prospectus is September 22, 2015